Exhibit 99.1

Itron Announces First Quarter 2017 Financial Results

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--May 3, 2017--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its first quarter ended March 31, 2017. Key financial metrics for the quarter include:

  Revenues of $478 million, compared with $498 million in the first quarter of 2016;
  Gross margin of 32.9 percent, an increase of 10 basis points compared with the first quarter of 2016;
  GAAP diluted earnings per share of 40 cents, an increase of 54 percent compared with the first quarter of 2016; and
  Non-GAAP diluted earnings per share of 57 cents, an increase of 30 percent compared with the first quarter of 2016.

“Our first quarter results demonstrate a strong start to 2017,” said Philip Mezey, Itron’s president and chief executive officer. "We increased earnings and cash flow in the quarter through our focus on better predictability and greater profitability in our operations. Looking forward, investments in our OpenWay Riva™ IoT solution and differentiated software and services offerings, combined with our ongoing operational discipline, strongly position us to serve our customers and generate continued improvement in our financial results."

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue

Total revenue for the quarter decreased 4 percent to $478 million compared with $498 million in the first quarter of 2016. Changes in foreign currency exchange rates unfavorably impacted revenue by approximately $5 million for the quarter.

Higher revenue in the Electricity segment was offset by decreased revenue in the Water and Gas segments. Electricity revenue increased 10 percent, driven by smart metering projects in North America and Asia-Pacific regions. Water segment revenue decreased 19 percent primarily due to the completion of several large contracts in Europe, the Middle East and Africa (EMEA) and North America regions that contributed substantial revenues in the first quarter of 2016. Gas revenue decreased 11 percent, also primarily driven by the timing of contracts in EMEA and North America.

Gross Margin

Gross margin for the quarter improved to 32.9 percent compared with the prior year period margin of 32.8 percent. The improvement was driven by favorable product mix, primarily in the Gas segment. The Gas business achieved record gross margin of 41 percent in the quarter.

Operating Expenses

Operating expenses for the quarter were $127 million compared with $140 million in 2016. The decrease was driven primarily by lower general and administrative expenses resulting from higher fees incurred in 2016 related to a legal settlement and completion of our 2016 audit.

Operating Income, Net Income and Earnings per Share

GAAP operating income was $30 million for the quarter compared with $24 million in 2016. Non-GAAP operating income also improved to $38 million for the quarter compared with $32 million in 2016.

Net income for the quarter was $16 million, or 40 cents per diluted share, compared with net income of $10 million, or 26 cents per diluted share, in 2016. Non-GAAP net income for the quarter increased to $22 million, or 57 cents per diluted share, compared with $17 million, or 44 cents per diluted share, in 2016.

The increases in GAAP and non-GAAP operating income were driven by improved gross margin and lower operating expenses. GAAP and non-GAAP earnings per diluted share reflect the company's higher operating income in addition to lower effective tax rates.

Cash Flow

Net cash provided by operating activities was $63 million in the first quarter of 2017 compared with $34 million in the same quarter in 2016. Free cash flow was $54 million for the first quarter compared with $25 million in the prior year quarter. The increases in operating and free cash flow were driven by strong working capital management, offsetting higher variable compensation payments.

Other Measures

Bookings in the quarter totaled $424 million, an increase of 8 percent compared with bookings in the first quarter of 2016. Total backlog was $1.6 billion and 12-month backlog was $819 million at the end of the quarter, up 7 percent and 4 percent, respectively, compared with the first quarter of 2016.

Earnings Conference Call

Itron will host a conference call to discuss the financial results and guidance contained in this release at 5:00 p.m. EDT on May 3, 2017. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through May 8, 2017. To access the telephone replay, dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) and enter passcode 9719829.

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® and OpenWay® are registered trademarks of Itron, Inc. All third party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Forward Looking Statements

This release contains forward-looking statements within in the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our expectations about revenues, operations, financial performance, earnings, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, adjusted EBITDA margin, constant currency and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2017	2016
Revenues	$477,592	$497,590
Cost of revenues	320,367	334,387
Gross profit	157,225	163,203

Operating expenses
Sales and marketing	41,468	40,767
Product development	40,868	45,346
General and administrative	37,246	45,069
Amortization of intangible assets	4,549	6,210
Restructuring	3,052	2,237
Total operating expenses	127,183	139,629

Operating income	30,042	23,574
Other income (expense)
Interest income	269	271
Interest expense	(2,674)	(2,918)
Other income (expense), net	(2,576)	(1,517)
Total other income (expense)	(4,981)	(4,164)

Income before income taxes	25,061	19,410
Income tax provision	(9,047)	(8,626)
Net income	16,014	10,784
Net income attributable to non-controlling interests	169	695
Net income attributable to Itron, Inc.	$15,845	$10,089

Earnings per common share - Basic	$0.41	$0.27
Earnings per common share - Diluted	$0.40	$0.26

Weighted average common shares outstanding - Basic	38,474	38,059
Weighted average common shares outstanding - Diluted	39,215	38,376

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2017	2016
Revenues
Electricity	$238,751	$217,295
Gas	124,211	139,256
Water	114,630	141,039
Total Company	$477,592	$497,590

Gross profit
Electricity	$67,192	$64,586
Gas	50,504	48,577
Water	39,529	50,040
Total Company	$157,225	$163,203

Operating income (loss)
Electricity	$16,862	$10,632
Gas	21,256	16,299
Water	8,735	18,076
Corporate unallocated	(16,811)	(21,433)
Total Company	$30,042	$23,574

METER AND MODULE SUMMARY

(Units in thousands)
	Three Months Ended March 31,
	2017	2016
Meters
Standard	4,010	4,370
Smart	2,440	2,190
Total meters	6,450	6,560

Stand-alone communication modules
Smart	1,400	1,460

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)
	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$187,928	$133,565
Accounts receivable, net	344,411	351,506
Inventories	178,060	163,049
Other current assets	95,424	84,346
Total current assets	805,823	732,466

Property, plant, and equipment, net	178,647	176,458
Deferred tax assets, net	106,896	94,113
Other long-term assets	50,166	50,129
Intangible assets, net	69,485	72,151
Goodwill	462,906	452,494
Total assets	$1,673,923	$1,577,811

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$194,012	$172,711
Other current liabilities	46,359	43,625
Wages and benefits payable	82,010	82,346
Taxes payable	18,736	10,451
Current portion of debt	15,469	14,063
Current portion of warranty	23,500	24,874
Unearned revenue	84,705	64,976
Total current liabilities	464,791	413,046

Long-term debt	288,266	290,460
Long-term warranty	18,036	18,428
Pension benefit obligation	87,663	84,498
Deferred tax liabilities, net	3,214	3,073
Other long-term obligations	109,346	117,953
Total liabilities	971,316	927,458

Equity
Common stock	1,276,298	1,270,467
Accumulated other comprehensive loss, net	(213,618)	(229,327)
Accumulated deficit	(379,326)	(409,536)
Total Itron, Inc. shareholders' equity	683,354	631,604
Non-controlling interests	19,253	18,749
Total equity	702,607	650,353
Total liabilities and equity	$1,673,923	$1,577,811

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)
	Three Months Ended March 31,
	2017	2016
Operating activities
Net income	$16,014	$10,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,378	16,674
Stock-based compensation	5,211	3,900
Amortization of prepaid debt fees	266	276
Deferred taxes, net	882	4,507
Restructuring, non-cash	—	1,114
Other adjustments, net	946	66
Changes in operating assets and liabilities:
Accounts receivable	13,119	(33,308)
Inventories	(11,274)	3,244
Other current assets	(11,169)	(5,457)
Other long-term assets	646	2,945
Accounts payable, other current liabilities, and taxes payable	28,277	10,161
Wages and benefits payable	(1,796)	9,349
Unearned revenue	14,020	14,343
Warranty	(2,303)	(4,045)
Other operating, net	(3,960)	(748)
Net cash provided by operating activities	63,257	33,805

Investing activities
Acquisitions of property, plant, and equipment	(9,122)	(8,791)
Other investing, net	(78)	558
Net cash used in investing activities	(9,200)	(8,233)

Financing activities
Payments on debt	(2,813)	(23,406)
Issuance of common stock	405	660
Other financing, net	155	(2,289)
Net cash used in financing activities	(2,253)	(25,035)

Effect of foreign exchange rate changes on cash and cash equivalents	2,559	1,060
Increase in cash and cash equivalents	54,363	1,597
Cash and cash equivalents at beginning of period	133,565	131,018
Cash and cash equivalents at end of period	$187,928	$132,615

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, constant currency and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges such as purchase accounting adjustments, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income - We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, acquisitions and goodwill impairment. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to previous acquisitions and restructuring projects. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expense and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts we have excluded from our non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and GAAP operating income.

Non-GAAP net income and non-GAAP diluted EPS - We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, restructuring, acquisitions, goodwill impairment, amortization of debt placement fees and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

Adjusted EBITDA - We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation, amortization of intangible assets, restructuring, acquisition related expense, goodwill impairment and (c) excluding the tax expense or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow - We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency - We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from local currencies into U.S. dollars for financial reporting purposes. We also use the term “constant currency,” which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period’s results restated using current period currency foreign exchange rates.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2017	2016
NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$15,845	$10,089
Amortization of intangible assets	4,549	6,210
Amortization of debt placement fees	241	247
Restructuring	3,052	2,237
Acquisition-related expenses	333	3
Income tax effect of non-GAAP adjustments	(1,834)	(1,955)
Non-GAAP net income attributable to Itron, Inc.	$22,186	$16,831

Non-GAAP diluted EPS	$0.57	$0.44

Weighted average common shares outstanding - Diluted	39,215	38,376

ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$15,845	$10,089
Interest income	(269)	(271)
Interest expense	2,674	2,918
Income tax provision	9,047	8,626
Depreciation and amortization	14,378	16,674
Restructuring	3,052	2,237
Acquisition-related expenses	333	3
Adjusted EBITDA	$45,060	$40,276

FREE CASH FLOW
Net cash provided by operating activities	$63,257	$33,805
Acquisitions of property, plant, and equipment	(9,122)	(8,791)
Free Cash Flow	$54,135	$25,014

NON-GAAP OPERATING INCOME
GAAP operating income	$30,042	$23,574
Amortization of intangible assets	4,549	6,210
Restructuring	3,052	2,237
Acquisition-related expenses	333	3
Non-GAAP operating income	$37,976	$32,024

NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$127,183	$139,629
Amortization of intangible assets	(4,549)	(6,210)
Restructuring	(3,052)	(2,237)
Acquisition-related expenses	(333)	(3)
Non-GAAP operating expenses	$119,249	$131,179

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands)

SEGMENT RECONCILIATIONS	Three Months Ended March 31,
	2017	2016
NON-GAAP OPERATING INCOME - ELECTRICITY
Electricity - GAAP operating income	$16,862	$10,632
Amortization of intangible assets	2,362	3,250
Restructuring	(176)	528
Acquisition-related expenses	—	3
Electricity - Non-GAAP operating income	$19,048	$14,413

NON-GAAP OPERATING INCOME - GAS
Gas - GAAP operating income	$21,256	$16,299
Amortization of intangible assets	1,277	1,619
Restructuring	1,084	1,264
Gas - Non-GAAP operating income	$23,617	$19,182

NON-GAAP OPERATING INCOME - WATER
Water - GAAP operating income	$8,735	$18,076
Amortization of intangible assets	910	1,341
Restructuring	1,018	(64)
Water - Non-GAAP operating income	$10,663	$19,353

NON-GAAP OPERATING INCOME - CORPORATE UNALLOCATED
Corporate unallocated - GAAP operating loss	$(16,811)	$(21,433)
Restructuring	1,126	509
Acquisition-related expenses	333	—
Corporate unallocated - Non-GAAP operating loss	$(15,352)	$(20,924)

CONTACT:
Itron, Inc.
Barbara Doyle
Vice President, Investor Relations
509-891-3443
or
Rebecca Hussey
Program Manager, Investor Relations
509-891-3574